MORTGAGE LOAN PURCHASE AGREEMENT

     Mortgage  Loan  Purchase  Agreement,   dated  as  of  May  1,  1999  (the
"Agreement"), between First Union National Bank (the "Seller") and First Union
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Commercial Mortgage Securities, Inc. (the "Purchaser").
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     The Seller intends to sell and the Purchaser  intends to purchase certain multifamily  and  commercial  mortgage  loans (the "FUNB  Mortgage  Loans") as
                                                    ---------------------
provided herein. The Purchaser intends to deposit the FUNB Mortgage Loans, together with the Other Mortgage Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by
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multiple classes (each, a "Class") of mortgage pass-through  certificates (the
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"Certificates").  One  or  more  "real  estate  mortgage  investment  conduit"
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("REMIC")  elections  will be made with  respect to the Trust Fund.  The Trust
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Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing  Agreement"),  dated as of
                              --------------------------------
the Cut-Off Date, among the Purchaser as depositor, First Union National Bank as master servicer (in such capacity, the "Master Servicer"), Banc One
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Mortgage  Capital  Markets,  LLC, as special  servicer (in such capacity,  the
"Special  Servicer"),  and Norwest Bank  Minnesota,  National  Association  as
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trustee (the "Trustee").  Concurrently  with the purchase of the FUNB Mortgage
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Loans pursuant to this  Agreement,  the Purchaser  will also purchase  certain multifamily  and commercial  mortgage loans (the "Other Mortgage  Loans",  and
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collectively with the FUNB Mortgage Loans, the "Mortgage Loans") pursuant to a
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separate mortgage loan purchase  agreement,  dated as of May 1, 1999,  between the purchaser and The Chase Manhattan Bank. The Other Mortgage Loans will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

     Now,  therefore,   in  consideration  of  the  premises  and  the  mutual
agreements set forth herein, the parties agree as follows:

SECTION 1.  Agreement to Purchase.
            ---------------------

          (a) The Seller agrees to sell, and the Purchaser agrees to purchase, the FUNB Mortgage Loans identified on the schedule (the "Mortgage Loan
                                                                --------------
Schedule")  annexed  hereto as Exhibit A. The  Mortgage  Loan  Schedule may be
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amended to reflect the actual FUNB Mortgage  Loans  delivered to the Purchaser pursuant to the terms hereof. The FUNB Mortgage Loans are expected to have an aggregate principal balance of $675,809,317.60 (the "FUNB Balance") (subject
                                                       ------------
to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date whether or not received. The FUNB Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not received), is expected to equal an aggregate principal balance (the "Initial
                                                                       -------
Pool Balance") of $1,181,484,821  (subject to a variance of plus or minus 5%).
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The purchase and sale of the FUNB  Mortgage  Loans shall take place on May 24,
1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration (the "Aggregate Purchase Price") for
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the  FUNB  Mortgage  Loans  shall  consist  of a  cash  amount  equal  to  (i)
101.7563889% of the FUNB Balance as of the Cut-Off Date, plus (ii) interest accrued on the FUNB Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date in the amount of $3,161,428.63, less fees and expenses payable by the Seller. The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

          The Purchaser will assign to the Trustee, all of its right, title and interest in and to the FUNB Mortgage Loans.

SECTION 2.  Conveyance of FUNB Mortgage Loans.
            ---------------------------------

          (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the FUNB Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

          (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the FUNB Mortgage Loans due on or before the Cut-Off Date). All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the FUNB Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the Seller.

          (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each FUNB Mortgage Loan (each a "Mortgage
                                                                      --------
File").  All Mortgage Files so delivered will be held by the Trustee in escrow
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at all times prior to the Closing  Date.  Each Mortgage File shall contain the following documents:

          (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto) together with any intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union National Bank - Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2 or in blank;

          (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

          (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the FUNB Mortgage Loan otherwise included in the Mortgage File, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union National Bank - Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2;

          (v) an original assignment of all unrecorded documents relating to the FUNB Mortgage Loan, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union National Bank - Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued, an original or copy of an irrevocable, binding commitment to issue such title insurance policy;

          (viii) any filed copies (with evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such FUNB Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statements in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, as appropriate, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union National Bank- Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2; and

          (ix) an original or copy of any Ground Lease, any Credit Lease and any Lease Enhancement Policy, RVI Policy or Guaranty.

          (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clause
(iv) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Purchaser or its designee.

          (e) All documents and records (except attorney-client privileged communication and internal credit analysis of the Seller) relating to each FUNB Mortgage Loan and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

SECTION 3.  Representations, Warranties and Covenants
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              of Seller.
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          (a) The Seller hereby  represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

               (i) The Seller is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

               (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's articles of association or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound.

               (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

               (v) The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained).

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

               (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement.

               (viii) Under generally accepted accounting  principles ("GAAP")
                                                                        ----
     and for federal income tax purposes, the Seller will report the transfer of the FUNB Mortgage Loans to the Purchaser as a sale of the FUNB Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price. The consideration received by the Seller upon the sale of the FUNB Mortgage Loans to the Purchaser will constitute reasonably equivalent value at least equal to the fair market value of the FUNB Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the FUNB Mortgage Loans to the Purchaser. The Seller is not selling the FUNB Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

          (b) The Seller hereby makes the representations and warranties contained in Schedule I, Schedule II, Schedule III and Schedule IV hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each FUNB Mortgage Loan.

          (c) If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a FUNB Mortgage Loan, then the Seller shall not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a FUNB Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than 90
                                     -------------------
days of any party to the Pooling and Servicing Agreement discovering such Document Defect or Breach), if such Document Defect or Breach shall materially and adversely affect the value of the related FUNB Mortgage Loan or the interest of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected FUNB Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected FUNB Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such
                                             --------   -------
Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the FUNB Mortgage Loan not being treated as a Qualified Mortgage, and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related FUNB Mortgage Loan); and provided, further, that with respect to such additional
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90-day period the Seller shall have delivered an Officer's  Certificate to the
Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a FUNB Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the Officer's Certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure; provided, however, that, without limiting the effect of
                      --------   -------
the forgoing provisions of this Section 3(c), if such Document Defect or Breach shall materially and adversely affect the value of such FUNB Mortgage Loan or the interests of the holders of the Certificates therein, the Seller shall in all cases on or prior to the second anniversary of the Closing Date either cause such Document Defect or Breach to be cured or repurchase the affected FUNB Mortgage Loan. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance as described in clause (xii) of Schedule I hereof in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

          (d) In connection with any repurchase or substitution of one or more FUNB Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased FUNB Mortgage Loan or substituted FUNB Mortgage Loan, as applicable, and (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such FUNB Mortgage Loan possessed by it.

          (e) Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. Subject to Section 7 of this Agreement, this Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to
Section 2 of this Agreement.

SECTION 4. Representations and Warranties of the Purchaser. In order to induce
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the Seller to enter into this Agreement,  the Purchaser hereby  represents and warrants for the benefit of the Seller as of the date hereof that:

          (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Purchaser has the full corporate power and authority and legal right to acquire the FUNB Mortgage Loans from the Seller and to transfer the FUNB Mortgage Loans to the Trustee.

          (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c) Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

          (d) None of the acquisition of the FUNB Mortgage Loans by the Purchaser, the transfer of the FUNB Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser's assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under
(A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

          (e) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the FUNB Mortgage Loans by the Seller to the Purchaser as a sale of the FUNB Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

          (f) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement.

          (g) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

SECTION 5. Closing.  The closing of the sale of the FUNB  Mortgage  Loans (the
           -------
"Closing") shall be held at the offices of Brown & Wood, One World Trade Center, New York, New York 10048 at 10:00 A.M., New York time, on the Closing Date.

          The Closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date; provided, however, that any material inaccuracy in any
                --------    -------
representation and warranty set forth in or made pursuant to Section 3(b) shall not affect the Purchaser's obligation to purchase the FUNB Mortgage Loans not affected by such inaccuracy;

          (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the
 ------------------
Purchaser, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (c) The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

          (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

          (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date.

          (f) A letter from the independent accounting firm of KPMG LLP in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans as set forth in the Prospectus and a letter from KPMG LLP regarding certain information regarding the Certificates as set forth in the Prospectus Supplement.

          Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the FUNB Mortgage Loans on the Closing Date.

SECTION 6.  Closing  Documents.  The Closing  Documents  shall  consist of the
            ------------------
following:

          (a) This Agreement duly executed by the Purchaser and the Seller;

          (b) A Certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

          (c) An Officer's Certificate from an officer of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

          (d) An Officer's Certificate from an officer of the Seller, dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, included or includes any untrue statement of a material fact relating to the FUNB Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the FUNB Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact relating to the FUNB Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein related to the FUNB Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

          (e) The resolutions of the requisite committee of the Seller's board of directors authorizing the Seller's entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Office of the Comptroller of the Currency of the United States not earlier than sixty
(60) days prior to the Closing Date;

          (f) A written opinion of counsel for the Seller, reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

          (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 7.  Indemnification.
            ---------------

          (a) The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or any Underwriter within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act")
                                                                    --------
or Section 20 of the  Securities  Exchange Act of 1934,  as amended (the "1934
                                                                          ----
Act"), against any and all losses,  claims,  damages or liabilities,  joint or
---
several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the FUNB Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement including without limitation Annex A thereto, the Memorandum, the Diskette, any Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the FUNB Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth (X) in the Prospectus Supplement and the Memorandum under the headings: "SUMMARY OF PROSPECTUS SUPPLEMENT--THE
PARTIES-The Mortgage Loan Sellers", "SUMMARY OF PROSPECTUS SUPPLEMENT--Significant Loans", "THE MORTGAGE LOANS", "RISK FACTORS--Certain Risk Factors Associated With the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" and (Y) on Annex A to the Prospectus Supplement and, to the extent consistent therewith, on a Diskette, or (III) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the FUNB Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans in the Trust Fund. This indemnity agreement will be in addition to any liability which the Seller may otherwise have (the information described in clauses (I) through (III) above, collectively the "Seller Information").

          (b) For purposes of this Agreement,  "Registration  Statement" shall
                                                -----------------------
mean such registration statement No. 333-62671 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Base Prospectus" shall mean the prospectus
                                    ---------------
dated May 11, 1999, as supplemented by the prospectus supplement dated May 11, 1999 (the "Prospectus Supplement") relating to the Registered Certificates,
           ----------------------
including all annexes thereto;  "Memorandum"  shall mean the private placement
                                 ----------
memorandum dated May 11, 1999, relating to the Non-Registered Certificates, including all exhibits thereto; "Registered Certificates" shall mean the Class
                                 -----------------------
A-1, Class A-2, Class IO, Class B, Class C, Class D, Class E and Class F Certificates; "Non-Registered Certificates" shall mean the Certificates other
                ---------------------------
than the Registered  Certificates;  "Computational  Materials"  shall have the
                                     ------------------------
meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder,
       ----------
Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto
 ---------------
in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action
      -----------                                                    ---------
Letters"); "Diskette" shall mean the diskette or compact disc attached to each
-------     --------
of the  Prospectus  and  the  Memorandum;  and  "Data  File"  shall  mean  the
                                                 ----------
compilation of information and data regarding the FUNB Mortgage Loans covered by the Agreed Upon Procedures Letter dated April 30, 1999 and rendered by KPMG (a "hard copy" of which Data File was initialed on behalf of the Seller and the Purchaser).

          (c) The Purchaser shall indemnify and hold harmless the Seller, its directors, officers, employees and agents, and each person, if any, who controls the Seller within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (in preliminary or final form), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon the Seller Information, and the Purchaser shall reimburse each such indemnified party, as incurred, or any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

          (d) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of
                          -----------------
any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7,
                                  -------------------
notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 7 (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying  party and  satisfactory  to such  indemnified  party;  provided,
                                                                     --------
however,  that  if  the  defendants  in  any  such  action  include  both  the
-------
indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Underwriters, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

          (e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

          (f) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(e) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The  indemnity  and  contribution  agreements  contained in this
Section 7 shall remain  operative  and in full force and effect  regardless of
(i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

          (h) Without  limiting the generality or  applicability  of any other
provision  of  this   Agreement,   the   Underwriters   shall  be  third-party
beneficiaries of the provisions of this Section 7.

SECTION 8. Costs.  The Seller shall pay (or shall  reimburse  the Purchaser to
           -----
the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the FUNB Balance represents of the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and (vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the FUNB Mortgage Loans included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 9.  Grant of a  Security  Interest.  It is the  express  intent of the
            ------------------------------
parties hereto that the conveyance of the FUNB Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the FUNB Mortgage Loans by the Seller to the Purchaser and not as a pledge of the FUNB Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the FUNB Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the FUNB Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the FUNB Mortgage Loans, and all amounts payable to the holder of the FUNB Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform
Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the FUNB Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 10. Notices.  All notices,  copies,  requests,  consents,  demands and
            -------
other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 11.  Representations,  Warranties and Agreements to Survive  Delivery.
             ----------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the FUNB Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

SECTION 12. Severability of Provisions.  Any part, provision,  representation,
            --------------------------
warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION  13.  Counterparts.  This  Agreement  may be executed in any number of
              ------------
counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES,  OBLIGATIONS
            -------------
AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 15. Further Assurances.  The Seller and the Purchaser agree to execute
            ------------------
and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 16.  Successors and Assigns.  The rights and obligations of the Seller
             ----------------------
under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters (as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7. This Agreement is enforceable by the Underwriters and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

SECTION 17.  Amendments.  No term or provision of this Agreement may be waived
             ----------
or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.

SECTION 18. Accountants' Letters. The parties hereto shall cooperate with KPMG
            --------------------
LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                    SELLER
                                    ------

                                    FIRST UNION NATIONAL BANK



                                    By:  /s/ William J. Cohane
                                         ------------------------------
                                    Name:  William J. Cohane
                                    Title: Vice President

                                    Address for Notices:
                                    One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0600
                                    Attention: Barry Reiner
                                    Telecopier No.: (704) 374-6435
                                    Telephone  No.: (704) 374-4499


                                    PURCHASER
                                    ---------

                                    FIRST UNION COMMERCIAL
                                    MORTGAGE SECURITIES, INC.



                                    By:  /s/ Craig M. Lieberman
                                         ------------------------------
                                    Name:  Craig M. Lieberman
                                    Title: Director/Vice President

                                    Address for Notices:
                                    One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0600
                                    Attention: Craig M. Lieberman
                                    Telecopier No.: (704) 374-6435
                                    Telephone  No.: (704) 383-7407

                                  SCHEDULE I

                General Mortgage Representations and Warranties


          1. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

          2. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

          3. Immediately prior to the sale, transfer and assignment to the Company, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

          4. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

          5. Each related  Mortgage Note,  Mortgage,  Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          6. As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the best knowledge of the Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements.

          7. Each related assignment of Mortgage and Assignment of Leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          8. Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property.

          9. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property described therein owned by a Mortgagor and located on each Mortgaged Property, to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable lien and priority security interest on such items of personalty except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity.

          10.  Except for the  Mortgage  Loans  listed in Exhibit I-A attached
                                                          -----------
hereto, all taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

          11. To the Mortgage Loan Seller's knowledge as of the Cut-Off Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

          12. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to the Title Exceptions; the Mortgage Loan Seller or its successors or assigns is the named insured of such policy; such policy is assignable and will inure to the benefit of the Trustee as Mortgagee of record; and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy.

          13. As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily Mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, or an amount at least equal to the initial principal balance of the Mortgage Loan, was in full force and effect with respect to each related Mortgaged Property; and, as of the Cut-Off Date, to the best knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily Mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial Mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of the Mortgage Loan.

          14. Other than payments due but not yet 30 days or more delinquent, there is, to the Mortgage Loan Seller's knowledge, (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related Mortgage File, no person or party other than the Mortgagee may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage.

          15. As of the Cut-Off Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

          16. Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

          17. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, except as expressly described in such Mortgage.

          18. Each Mortgage Loan constitutes a "qualified Mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified Mortgage, or any substantially similar successor provision). Accordingly, the Mortgage Loan Seller represents and warrants that each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred.

          19. One or more environmental site assessments were performed by an environmental consulting firm independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

          20. Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose.

          21. To the actual knowledge of Mortgage Loan Seller as of the Cut-Off Date, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

          22.  Except for the  Mortgage  Loan listed in Exhibit  I-B  attached
                                                        ------------
hereto (all of which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986), such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization.

          23. Each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly transferred or sold, or encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

          24. Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

          25. Each related Mortgaged Property was inspected by or on behalf of the related originator during the 12 month period prior to the related origination date.

          26. Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to the Mortgage Loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury Obligations sufficient to pay the Mortgage Loans in accordance with their terms, and with respect to Mortgage Loans which permit the related Mortgagor to substitute a replacement property, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment therefor.

          27. To the Mortgage Loan Seller's knowledge, as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

          28. None of the improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the related Mortgagor's and operation of such Mortgaged Property (unless affirmatively covered by the title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

          29. With respect to at least 95% of the Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property.

          30. No advance of funds has been made after origination, directly or indirectly, by the Mortgage Loan Seller to the Mortgagor and, to the Mortgage Loan Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

          31. As of the date of origination and, to the best of the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding against the Mortgagor or the related Mortgaged Property an adverse outcome of which would materially affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

          32. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury;

          33. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

          34. The related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

          35. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements

          36. All escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith

          37. The related Mortgagor has represented to the Mortgage Loan Seller that as of the date of origination of the Mortgage Loan, such Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, which the related Mortgagor represented were valid and in full force and effect.

          38. The origination (or acquisition, as the case may be), servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards.

          39. Each Mortgagor is a entity organized under the laws of a state of the United States.

          40.  Except for the  Mortgage  Loans  listed in Exhibit I-C attached
                                                          -----------
hereto, each of the Mortgagors (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

          41. The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional misrepresentation. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default, insurance proceeds or condemnation awards or any breach of the environmental covenants in the related Mortgage Loan documents.

                                  SCHEDULE II

                  Ground Lease Representations and Warranties

          1. Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

          2. Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such ground lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

          3. Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, except if an event of default occurs under the Ground Lease and notice is provided to the Mortgagee and such default is curable by the Mortgagee, but remains uncured beyond the applicable cure period.

          4. To the actual knowledge of the Mortgage Loan Seller, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (1) there is no material default, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

          5. The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the ground lease or ancillary agreement.

          6. The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions.

          7. A Mortgagee is permitted a reasonable opportunity to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

          8. Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein) that extends not less than 10 years beyond the Stated Maturity Date of the related Mortgage Loan.

          9. Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

          10. The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

          11. The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

                                 SCHEDULE III

              Health Care Facility Representations and Warranties

With respect to any Mortgage Loan that is secured in whole or in part by a Mortgage Property which is operated as a residential health care facility (a "Facility"):

          (1)  Except  with  respect  to the  Mortgage  Loan as  indicated  in
               Exhibit III-A hereto, all governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Facility as intended are held by the related Mortgagor or the operator of the Facility, and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

          (2) The Licenses (1) may not be, and have not been, transferred to any location other than the Facility; (2) have not been pledged as collateral security for any other loan or indebtedness; and
               (3) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

          (3)  As of the  Cut-Off  Date  and to  Seller's  knowledge,  without inquiry, (1) as of the Cut-Off Date, the Facility has not received a "Level A" (or equivalent) violation which has not been cured to the satisfaction of the applicable governmental agency, and (2) no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, its operator or the Mortgagor or against any officer, director or stockholder of such operator or the Mortgagor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Facility's, the operator's or the Mortgagor's certification for participation in Medicare or Medicaid or the other third-party payors' programs.

                                  SCHEDULE IV

               Credit Lease Loan Representations and Warranties

          1. The lease payments due under the related Credit Lease, together with any escrow payments held by the Mortgage Loan Seller or its designee, are equal to or greater than the payments due with respect to the related Mortgage Loan.

          2. Except with respect to Credit Lease Loans as indicated in Exhibit
                                                                       -------
IV-A  hereto,  the  Mortgagor  does not have  monetary  obligations  under the
----
related Credit Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the related Tenant.

          3. Except with respect to the Mortgage  Loans listed in Exhibit IV-B
                                                                  ------------
hereto, the Mortgagor does not have any nonmonetary obligations under the related Credit Lease, except for the delivery of possession of the leased property.

          4. The related Tenant cannot terminate such Credit Lease for any reason prior to the payment in full of: (a) the principal balance of the related Mortgage Loan; (b) all accrued and unpaid interest on such Mortgage Loan; and (c) any other sums due and payable under such Mortgage Loan, as of the termination date, which date is a rent payment date, except for a material default by the related Mortgagor under the Credit Lease or due to a casualty or condemnation event, in which case, a Lease Enhancement Policy insures against such risk.

          5. In the event the related Tenant assigns or sublets the related leased property, such Tenant (and if applicable, the related guarantor) remains obligated under the related Credit Lease.

          6. Each property related to a Credit Lease Loan is a separate tax lot.

          7. The related Tenant has agreed to indemnify the Mortgagor from any claims of any nature (a) to which the Mortgagor is subject because of such Mortgagor's estate in the leased property, or (b) arising from (i) injury to or death of any person or damage to or loss of property on the leased property or connected with the use, condition or occupancy of the leased property, (ii) Tenant's violation of the related Credit Lease, or (iii) any act or omission of the Tenant.

          8. The related Tenant has agreed to indemnify the Mortgagor from any claims of any nature arising as a result of any hazardous material affecting the leased property and due to such Tenant's of the leased property.

          9. In connection with Credit Lease Loans with respect to which a Guaranty exists, the related guarantor guarantees the payment due under the related Credit Lease and such Guaranty, on its face, contains no conditions to such payment.

          10.  Except  for the  Credit  Lease  Loans  listed in  Exhibit  IV-C
                                                                 -------------
attached hereto which have residual value insurance, each Credit Lease Loan fully amortizes over the term of the loan, and there is no "balloon" payment due under such Credit Lease Loan at maturity.

          11. No Tenant under a Credit Lease Loan may exercise any termination right or offset or set-off right which shall be binding upon the related Mortgagee without providing prior written notice of same to such Mortgagee.

          12. Each Tenant under each Credit Lease Loan is required to make all rental payments due under the applicable Credit Lease directly to a lock-box being maintained by or on behalf of the Mortgagee.

          13. No material modification or amendment of any Credit Lease Loan shall be binding upon the related Mortgagee without such Mortgagee's prior written notice consent to such material modification or amendment.

          14. Each property related to a Credit Lease Loan has or will have a permanent Certificate of Occupancy, and the related Tenant thereunder has commenced the payment of rent due under the respective Credit Tenant Lease in accordance with its terms.

          15. Each Tenant has delivered a Subordination, Non-disturbance and Attornment Agreement pursuant to which the respective Tenant has agreed in the event the related Mortgagee succeeds to the interest of the Mortgagor under the Credit Lease by reason of foreclosure or acceptance of a deed in lieu of foreclosure, the Tenant will attorn to and recognize the Mortgagee as its landlord under the Lease for the remainder of the term of the Credit Lease.

          16. To the Mortgage Loan Seller's knowledge, the property related to each Credit Lease Loan is not subject to any other lease other than the related Credit Lease or any ground lease pursuant to which the related Mortgagor has acquired its interest in the respective property, no person has any possessory interest in, or right to occupy, the subject property except under and pursuant to any such Credit Lease or ground lease and the related Tenant under each Credit Lease is in occupancy of the demised premises.

                              EXCEPTION EXHIBITS
                              ------------------

                                  EXHIBIT I-A

PROPERTY NAME                                      CONTROL #

Rhodes Furniture - Fort Meyers, FL *               118
Rhodes Furniture - Montgomery, AL *                155
Heilig-Meyers - Sanford, NC *                      212
Heilig-Meyers - Albany, GA*                        203
Heilig-Meyers - Champaign, IL*                     211
Heilig-Meyers - Dothan, AL*                        197
Heilig-Meyers - Evansville, IN*                    198
Heilig-Meyers - Forsyth, IL*                       194
Heilig-Meyers - Fresno-Blackstone, CA*             191
Heilig-Meyers - Fresno-Kings Canyon, CA*           208
Heilig-Meyers - Garner, NC*                        187
Heilig-Meyers - Heath, OH*                         204
Heilig-Meyers - Hopkinsville, KY*                  199
Heilig-Meyers - Jackson, MS*                       209
Heilig-Meyers - Marion, IL*                        205
Heilig-Meyers - Moberly, MO*                       213
Heilig-Meyers - Modesto, CA*                       210
Heilig-Meyers - Owensboro, KY*                     195
Heilig-Meyers - Peru, IL*                          196
Heilig-Meyers - Pikeville, KY*                     202
Heilig-Meyers - Richmond, VA*                      185
Heilig-Meyers - Riverside, CA*                     183
Heilig-Meyers - Santa Rosa, CA*                    179
Heilig-Meyers - Talllahassee, FL*                  200
Heilig-Meyers - Temple, TX*                        206
Heilig-Meyers - Visalia, CA*                       201
Heilig-Meyers - Wilson, NC*                        174
Heilig-Meyers - Zanesville, OH*                    207
United Healthcare*                                 22
Warehousing of Wisconsin - Century*                82
Warehousing of Wisconsin -  Larsen*                143
Motel 6 1081 Little Rock (W)*                      95
Motel 6 1115 Raleigh*                              54
Motel 6 1129 Hilton Head*                          87
Motel 6 202 Lumberton*                             218
Motel 6 608 Mobile*                                111
Motel 6 740 Reno Sparks*                           109
Southland Ormond Beach Nova*                       216
CVS Greenville Old Buncombe*                       193
CVS Lansdowne Hollins Ferry*                       169
CVS Yarmouth Main*                                 134
Eckerd Ferber Tallahassee*                         168
Eckerd, Tarboro*                                   175
Rite Aid - Claremont*                              137
Rite Aid - Commerce Township*                      113
Rite Aid - Holland*                                122
Rite Aid - Ironton*                                147
Walgreen Duncanville Wheatland*                    135
Walgreen Franklin Fieldstone*                      132
Walgreens at Silver Lakes*                         125
Walgreen Colleyville*                              119
Circuit City Norwalk 444*                          40
Eagle Davenport Locust*                            92
Winn Dixie Chesapeake Cedar*                       62
Staples York Loucks Road*                          127
IHOP Rock Hill North Cherry*                       190
Eckerd Oveido Red Bug Lake *                       145
Palm Villas Apartments                             51




* It is the direct obligation of the Tenant to pay real estate taxes and assessments.

                                  EXHIBIT I-B

PROPERTY NAME                                      CONTROL #
Flenniken Square                                   214

                                  EXHIBIT I-C

PROPERTY NAME                                      CONTROL #
-------------

Ramada Plaza West                                  101
Super 8 Motel                                      171
Fairfield Inn - Mobile                             130
Residence Inn - Sarasota                           63
Residence Inn - Tampa                              56
Residence Inn/Knoxville                            76
CVS Rocky Mount                                    180

                                 EXHIBIT III-A

PROPERTY NAME                                      CONTROL #
-------------

New Rochelle Nursing Home*                         65

*This facility is operating under an interim operating certificate. The operating certificate shall be issued to the related mortgagor by the State of New York Department of Health pursuant to a letter dated December
17, 1998.

                                 EXHIBIT IV-A

PROPERTY NAME                                      CONTROL #
-------------

Circuit City Norwalk 444                           40
CVS Greenville Old Buncombe                        193
CVS Lansdowne Hollins Ferry                        169
CVS Yarmouth Main                                  134
CVS Rocky Mount                                    180
Eckerd, Tarboro                                    175
Southland Ormond Beach Nova                        216
Staples York Loucks Road                           127
Walgreen Franklin Fieldstone                       132
Walgreen Duncanville Wheatland                     135
Walgreens at Silver Lakes                          125
Walgreen Colleyville                               119

                                 EXHIBIT IV-B

PROPERTY NAME                                      CONTROL #
-------------

Circuit City Norwalk 444                           40
CVS Greenville Old Buncombe                        193
CVS Lansdowne Hollins Ferry                        169
CVS Yarmouth Main                                  134
CVS Rocky Mount                                    180
Eagle Davenport Locust                             92
Eckerd Oveido Red Bug Lake                         145
Eckerd Ferber Tallahassee                          168
Eckerd, Tarboro                                    175
IHOP Rock Hill North Cherry                        190
Southland Ormond Beach Nova                        216
Staples York Loucks Road                           127
Walgreen Franklin Fieldstone                       132
Walgreen Duncanville Wheatland                     135
Walgreens at Silver Lakes                          125
Walgreen Colleyville                               119
Winn Dixie Chesapeake Cedar                        62

                                 EXHIBIT IV-C

PROPERTY NAME                                      CONTROL #
-------------

Eagle Davenport Locust                             92
Motel 6 1081 Little Rock (W)                       95
Motel 6 1115 Raleigh                               54
Motel 6 1129 Hilton Head                           87
Motel 6 202 Lumberton                              218
Motel 6 608 Mobile                                 111
Motel 6 740 Reno Sparks                            109
Rite Aid - Holland                                 122
Rite Aid - Ironton                                 147
Rite Aid - Commerce Turnpike                       113
Rite Aid - Claremont                               137
Staples York Loucks Road                           127
Winn Dixie Chesapeake Cedar                        62

                                   Exhibit A

                            Mortgage Loan Schedule

The FUNB Mortgage Loans transferred pursuant to this Agreement are set forth on Exhibit B to the Pooling and Servicing Agreement under the column heading "Mortgage Loan Seller" and with the designation "FUNB".